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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-02129 and No. 333-51107) and the Registration Statements on Form S-8 (No. 333-94361 and No. 333-40486) of America West Holdings Corporation of our reports dated January 31, 2002 relating to the consolidated financial statements and financial statement schedule of America West Holdings Corporation, which appear in this Form 10-K. We also hereby consent to the incorporation by reference of our reports dated January 31, 2002 relating to the financial statements and financial statement schedule of America West Airlines, Inc., which appear in this Form 10-K.



PricewaterhouseCoopers LLP
Phoenix, Arizona
March 27, 2002




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